UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 2, 2009

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23678	04-3216867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hingham Street Rockland, Massachusetts		02370
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Joint Ownership Contract with L’Assistance Publique Hôpitaux Amendment

On March 2, 2009, BioSphere Medical, Inc. (“BioSphere”) was informed that it entered into Rider # 3 to the Joint Ownership Contract between BioSphere and L’Assistance Publique Hôpitaux de Paris (“AP-HP”) dated January 5, 1998 (the “Rider”).  The Rider further amends the Joint Ownership Contract between BioSphere and AP-HP, dated January 5, 1998 as amended (the “Joint Ownership Contract”) pursuant to which AP-HP has granted BioSphere the exclusive license to two United States patents and their foreign counterparts (the “Patents”) that BioSphere jointly owns with AP-HP relating to Embosphere Microspheres.

Pursuant to the terms of the Rider, the period pursuant to which BioSphere is allowed to exclusively use the AP-HP Patents is extended beyond the initial period which was to expire on September 16, 2009 for the duration of both (i) the Patents which are currently expected to expire in 2012 and 2014 and (ii) the products and specialties implementing the Patents. Additionally, the amendment adjusted certain royalty rates due to AP-HP following expiration of the Patents.

The description of the terms and conditions of the Rider set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Rider which BioSphere intends to file with its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2009	BIOSPHERE MEDICAL, INC.

	By:	/s/ Martin J. Joyce
Martin J. Joyce
Executive Vice President and Chief Financial Officer